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                                                        Exhibit 10.06(c)


                                 AMENDMENT NO.2
                      TO THE MERIDIAN NATIONAL CORPORATION
                        1990 NON-QUALIFIED AND INCENTIVE
                               STOCK OPTION PLAN


1. Section 3 of the Plan is hereby amended to increase the number of Shares reserved for use, upon the exercise of Options to be granted under the Plan from One Hundred Seventy-five Thousand (175,000) shares to Three Hundred Fifty Thousand (350,000) Shares.

2. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

3. This Amendment No. 2 to the Plan shall be effective as of June 6, 1995. Unless this Amendment No. 2 to the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) mouths after being approved by the Board, this Amendment No. 2 and all Options granted under it shall be void and of no force and effect.